UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 11, 2016
(Date of earliest event reported)

The Eastern Company
 (Exact name of Registrant as specified in its charter)

Connecticut	0-599	06-0330020
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		identification No.)

112 Bridge Street, Naugatuck, Connecticut	06770
(Address of principal executive offices)	(Zip Code)

 (203) 729-2255
 (Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2)

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4( c))

Section 1 – Registrant’s Business and Operations

ITEM 1.01 – Entry into a Material Definitive Agreement

On March 11, 2016, The Compensation Committee (the “Committee”) of the Board of Directors of The Eastern Company (the “Company”) approved a new “Long-Term Incentive Plan” (the “Long-Term Plan”) which focuses on improvements in the Company’s return on invested capital, “ROIC”. Under this long-term plan the Named Executive Officers, August M. Vlak, President and Chief Executive Officer, John L. Sullivan III, Vice President and Chief Financial Officer and Angelo M. Labbadia, Vice President and Chief Operating Officer will be awarded cash to purchase equity on the open market.

On March 11, 2016, the Committee also approved the 2016 Executive Incentive Program under the Company’s Executive Incentive Plan (the “Plan”) for the Named Executive Officers, John L. Sullivan III, Vice President and Chief Financial Officer and Angelo M. Labbadia, Vice President and Chief Operating Officer.

The 2016 Executive Incentive Plan is based on Division Earnings (60%), Working Capital (20%) and obtaining Personal Goals (20%). Under the Plan Mr. Sullivan and Mr. Labbadia can earn their incentive up to 100% of their salary, based on achieving those targets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Eastern Company

Date: March 14, 2016	By: /s/John L. Sullivan III
John L. Sullivan III Vice President and Chief Financial Officer